UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
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COVENANT LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)
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Nevada	88-0320154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Birmingham Hwy. Chattanooga, Tennessee	37419
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, $0.01 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Covenant Logistics Group, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its Class A common stock, $0.01 par value per share (the “Class A common stock”) from the NASDAQ Global Select Market (“NASDAQ”) to The New York Stock Exchange (the “NYSE”).

The Registrant expects the listing and trading of its Class A common stock on NASDAQ to cease at the close of trading on August 5, 2024, and the listing and trading of its Class A common stock on the NYSE to begin at market open on August 6, 2024. The Class A common stock will continue to trade on the NYSE under its existing ticker symbol, “CVLG”.

ITEM 1 – DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the Class A common stock included in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (File No. 000-24960), filed with the Securities and Exchange Commission on February 28, 2023, is incorporated herein by reference, except that any reference to NASDAQ is hereby amended to refer to the NYSE.

ITEM 2 – EXHIBITS

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COVENANT LOGISTICS GROUP, INC.

Date: July 26, 2024	By:	/s/ James S. Grant
James S. Grant
Executive Vice President and Chief Financial Officer